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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 17, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of Credit Suisse Japan Small Cap Fund, Inc. and Credit Suisse Japan Growth Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in the Proxy/Prospectus.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 14, 2002